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NOVEMBER 28, 2001



ANALYSTS:   Margaret Nollen, Arthur Shannon or Katie Pipkin
            (713) 507-6466

MEDIA:      John Sousa or Steve Stengel
            (713) 767-5800


                      DYNEGY TERMINATES MERGER WITH ENRON

             CONFERENCE CALL SCHEDULED FOR 12:30 CST, 1:30 P.M. EST

    - COMPANY EXERCISES RIGHT TO ACQUIRE COMMON STOCK OF NORTHERN NATURAL GAS PIPELINE
    -   DYNEGY'S ENERGY DELIVERY NETWORK AND CORE BUSINESSES SOLID
    -   INDUSTRY HAD TIME TO PREPARE, MARKET HAS ADJUSTED

HOUSTON (NOV. 28, 2001) - Dynegy Inc. (NYSE: DYN) today reported that it has terminated its previously announced merger agreement with Enron Corp. (NYSE:
ENE). The company cited Enron's breaches of representations, warranties, covenants and agreements in the merger agreement, including the material adverse change provision.

    "While it is regrettable to see a leading industry player in difficulties, this does not reflect a failure of the energy merchant business, said Dynegy Chairman and CEO Chuck Watson. "Dynegy's customer-based, asset-backed energy delivery network has been the driver of our 45 percent compounded annual growth rate for the past 16 years and will continue to provide us with earnings sustainability and future growth.

    ChevronTexaco, which owns 26 percent of Dynegy's outstanding common shares had contributed $1.5 billion to Dynegy as a participant in the transaction. Dynegy used the $1.5 billion to purchase 100 percent of the preferred stock of Enron subsidiary, Northern Natural Gas pipeline (NNG). Dynegy has exercised its option to purchase all the membership interests in the entity which indirectly owns all of the common stock of NNG, subject to satisfaction of closing conditions. Northern Natural, headquartered in Omaha, Nebraska, owns and operates 16,500 miles of interstate natural gas pipeline spanning from the Permian Basin of Texas to the Great Lakes. It has historically been a strong earnings contributor, and will be a positive addition to Dynegy's energy delivery network, said the company.

    "The industry has reacted and adjusted well to the potential loss of a market participant over the past several weeks," said Dynegy President and Chief Operating Officer Steve Bergstrom. "With our superior systems, technology infrastructure and people, Dynegy and its industry peers are ready to absorb any added volatility in the energy markets."

                                    - more -
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DYNEGY TERMINATES MERGER WITH ENRON

2-2-2-2-2-2-2



ABOUT DYNEGY INC.

    Dynegy Inc. is one of the world's premier energy merchants. Through its global energy delivery network and marketing, trading and risk management capabilities, Dynegy provides innovative solutions to customers in North America, the United Kingdom and Continental Europe.

CONFERENCE CALL SIMULCAST

DYNEGY WILL SIMULCAST A CONFERENCE CALL RELATED TO THE TERMINATED MERGER AGREEMENT LIVE VIA THE INTERNET ON WEDNESDAY, NOVEMBER 28, 2001 AT 12:30 P.M. CT, 1:30 P.M. ET. THE WEB CAST CAN BE ACCESSED VIA WWW.DYNEGY.COM (CLICK ON "INVESTOR RELATIONS").

                                      ###

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary from those Dynegy expects include changes in commodity prices for energy or communications products or services; the timing and extent of deregulation of energy markets in the U.S. and Europe; the effectiveness of Dynegy's risk management policies and procedures and the creditworthiness of customers and counterparties; the liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets; operational factors affecting Dynegy's power generation or Dynegy's midstream natural gas facilities; uncertainties regarding the development of, and competition within, the market for communications services in the U.S. and Europe; uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy's business; general political, economic and financial market conditions; and any extended period of war or conflict involving the United States or Europe. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.